 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-239147

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED JULY 22, 2020
(To the Prospectus dated June 25, 2020)

Shares
Common Stock

Inuvo, Inc.
_____________________________________________________________________________________________
We are offering shares of our common stock in this offering pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NYSE American under the symbol “INUV.” On July 21, 2020, the last reported sale price of our common stock was $0.635 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was $70,146,813, based on 75,668,419 shares of outstanding common stock, of which 65,557,768 shares are held by non-affiliates and 10,110,651 shares are held by affiliates, and a per share price of $1.07 per share, the closing price of our common stock on June 10, 2020, which is the highest closing sale price of our common stock on the NYSE American within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our “public float”, or approximately $23,379,932 (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold $11,033,925 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$
———————

(1)	Please see “Underwriting” beginning on page S-9 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the representative of the underwriters an option to purchase up to an additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock to the purchasers on or about July , 2020.

Sole Book-Running Manager
A.G.P.

The date of this prospectus supplement is July , 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not, and A.G.P./Alliance Global Partners, or A.G.P., has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, the terms “Inuvo,” “we,” “us, “our” and similar terms refer to Inuvo, Inc., a Nevada corporation, and our subsidiaries.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus supplement and the accompanying prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

●	management’s broad discretion as to the use of proceeds from this offering;
●	immediate dilution to purchasers of shares of our common stock in this offering;
●	risks for failing to comply with the continued listing standards of the NYSE American;
●	our history of losses, declining revenues and working capital deficit;
●	our ability to continue as a going concern;
●	the known and unknown impact of the Covid-19 pandemic on our company;
●	our ability to maintain our credit facility;
●	our reliance on revenues from a limited number of customers;
●	seasonality of our business which impacts our financial results and cash availability;
●	dependence on our supply partners;
●	our ability to acquire traffic in a profitable manner;
●	failure to keep pace with technology changes;
●	impact of possible interruption in our network infrastructure;
●	dependence on our key personnel;
●	regulatory and legal uncertainties;
●	failure to comply with privacy and data security laws and regulations;
●	third party infringement claims;
●	publishers who could fabricate fraudulent clicks;
●	the impact of quarterly results on our common stock price; and
●	dilution to our stockholders upon the exercise of outstanding common stock options and restricted stock unit grants.

We urge you to consider these factors before investing in our common stock. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document. For more detail on these and other risks, please see “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for our fiscal year ended December 31, 2019, filed with the SEC on May 12, 2020, as amended on Form 10-K/A as filed with the SEC on June 22, 2020, our Quarterly Report on Form 10-Q for our quarter ended March 31, 2020, filed with the SEC on May 15, 2020, and our other filings with the SEC.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following information is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Our Company

Inuvo is a technology company that develops and sells information technology solutions for marketing. These platforms predictively identify and message online audiences for any product or service across devices, channels and formats, including video, mobile, connected TV, display, social and native. These capabilities allow Inuvo’s clients to engage with their customers and prospects in a manner that drives engagement from the first contact with the consumer. Inuvo facilitates the delivery of hundreds of millions of marketing messages to consumers every single month and counts among its clients numerous world-renowned names in industries that have included retail, automotive, insurance, health care, technology, telecommunications and finance.

Inuvo’s solution incorporates a proprietary form of artificial intelligence, or AI, branded the IntentKey. This sophisticated machine learning technology uses interactions with Internet content as a source of information from which to predict consumer intent. The AI includes a continually updated database of over 500 million machine profiles which Inuvo utilizes to deliver highly aligned online audiences to its clients. Inuvo earns revenue when consumers view or click on its client’s messages. Inuvo’s business scales through account management activity with existing clients and by adding new clients through sales activity.

As part of Inuvo’s technology strategy, it owns a collection of websites including alot.com and earnspendlive.com, where Inuvo creates content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test Inuvo’s technologies, while also delivering high quality consumers to clients through the interaction with proprietary content in the form of images, videos, slideshows and articles.

There are many barriers to entry associated with Inuvo’s business model, including a proficiency in large scale information processing, predictive software development, marketing data products, analytics, artificial intelligence, integration to the internet of things (IOT), and the relationships required to execute within the IOT. Inuvo’s intellectual property is protected by 17 issued and eight pending patents.

Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on May 12, 2020, as amended under Form 10-K/A as filed with the SEC on June 22, 2022, and our other subsequent filings with the SEC for additional information about our business, operations and financial condition.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus and in the documents incorporated by reference prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” herein and in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, and our Quarterly Report on Form 10-Q for the period ended March 31, 2020, both of which are filed with the SEC and incorporated by reference in this prospectus. These risks and uncertainties include, but are not limited to, the following:

●	we have a history of losses, declining revenues, and a working capital deficit;

●	our ability to continue as a going concern will require us to obtain additional financing to fund our current operations, which may be unavailable on acceptable terms, or at all;

●	our business and operations have been adversely impacted by the Covid-19 pandemic and we are unable to predict its ultimate overall impact on our company;

●	we are dependent on our ability to maintain our credit facility and our declining revenues have impacted our availability to access amounts under the credit facility;

●	we rely on a limited number of customers and the seasonality of our business impacts our financial results and cash availability;

●	our revenue is reliant on our third party supply partners to drive traffic successfully to their websites and mobile applications, resulting in clicks on advertisements we have delivered;

●
we use a predictive model to calculate the rate of return for marketing campaigns on our ALOT-branded websites, and if these estimates and assumptions are not accurate, we may not be able to effectively manage our marketing decisions and could acquire traffic in an unprofitable manner; and

●
we are subject to risks from publishers who could fabricate clicks either manually or technologically. Although we have click fraud detection software in place, we cannot guarantee that we will identify all fraudulent clicks or be able to recover funds distributed for fabricated clicks.

Corporate information

We were incorporated in Nevada as a corporation on October 29, 1987. Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72210, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. We maintain a corporate website at www.inuvo.com. Except as specifically set forth herein, the information which appears on our website at s not part of the prospectus or this prospectus supplement.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Inuvo, Inc.

Common stock offered by us	shares at a purchase price of $ per share.

Over-allotment option
We have granted to the representative of the underwriters the option, exercisable for 45 days from the date of this prospectus supplement, to purchase up to additional shares of common stock to cover over-allotments.

Common stock to be outstanding after this offering	shares. If the representative’s over-allotment option is exercised in full, the total number of shares of common stock outstanding immediately after this offering would be shares.

NYSE American symbol	INUV

Use of proceeds	We intend to use the next proceeds from this offering for general working capital. See "Use of Proceeds" on page S-5.

Risk factors
This investment involves a high degree of risk. See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement beginning on page S-3 and the accompanying base prospectus beginning on page 5 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

The number of shares of our common stock outstanding before and after this offering is based on 75,668,419 shares of common stock outstanding as of July 22, 2020, and excludes 376,527 treasury shares, 54,030 shares held in the name of one of our subsidiaries and:

●	14,498 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.23 per share;

●	2,256,659 shares of our common stock underlying outstanding restricted stock units;

●
6,769,072 additional shares of our common stock reserved for future issuance under our 2017 Equity Compensation Plan (although effective with this offering we have suspended any future grants of shares of our common stock under the plan and unreserved such shares under the plan until such time as determined by the board of directors); and

●	236,776 additional shares of our common stock issuable pursuant to grants made under our equity director’s plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, or any Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways which increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional shares of common stock in the future which may result in additional dilution to common shareholders.

After giving effect to the sale of shares of our common stock in this offering at a price of $ per share for aggregate gross proceeds to us of approximately $ , and after deducting commissions and estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option, purchasers of our common stock in this offering will incur immediate dilution of $ per share of common stock in the pro forma as adjusted net tangible book value of the common stock they acquire. For a more detailed discussion of the foregoing, please see the section entitled “Dilution” on page S-6 below. To the extent outstanding stock options are exercised or restricted stock units vest, there will be further dilution to new investors.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

We do not anticipate paying dividends in the foreseeable future.

We have never paid a dividend on our common stock. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 500,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales may also impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute your ownership of our common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our shares of common stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

●
our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;
●
technical difficulties or interruptions in our services;
●
changes in privacy protection and other governmental regulations applicable to our industry;
●
changes in our pricing policies or the pricing policies of our competitors;
●
the financial condition and business success of our distribution partners;
●
purchasing and budgeting cycles of our distribution partners;
●
acquisitions of businesses and products by us or our competitors;
●
competition, including entry into the market by new competitors or new offerings by existing competitors;
●
discounts offered to advertisers by upstream advertising networks;
●
our history of litigation;
●
our ability to hire, train and retain sufficient sales, client management and other personnel;
●
timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;
●
concentration of marketing expenses for activities such as trade shows and advertising campaigns;
●
expenses related to any new or expanded data centers; and
●
general economic and financial market conditions.

Significant dilution will occur if outstanding options are exercised, restricted stock unit grants vest, or convertible notes are converted.

As of July 22, 2020, we had 2,507,933 shares of our common stock underling outstanding stock options and restricted stock units. If outstanding stock options are exercised or restricted stock units vest, dilution will occur to our stockholders, which may be significant.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $ million (or approximately $ million if the underwriters’ option to purchase additional shares is exercised in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We will have broad discretion in the use of the net proceeds from the sale of the shares of common stock offered under this prospectus supplement. We presently intend to use the net proceeds from the sale of our shares of common stock for general working capital. We reserve the right, however, to use the net proceeds from this offering for any proper corporate purpose as determined by our board of directors.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per share and the pro forma as adjusted net book value per share of our common stock upon the closing of this offering. Our historical net tangible book value per common share as of March 31, 2020, was $11,579,282, or approximately $0.19 per share of outstanding common stock, based on 60,353,033 shares of common stock outstanding as of March 31, 2020, including 376,527 treasury shares and 54,030 shares held by a subsidiary. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total tangible assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

Our pro forma net tangible book value as of March 31, 2020 was $11,579,282, or approximately $0.18 per share of common stock, based upon 75,668,419 shares outstanding (less 376,527 treasury shares and less 54,030 shares held by a subsidiary) after giving effect to the issuance and sale of an additional 15,315,261 shares of our common stock that were issued subsequent to March 31, 2020 which includes (i) the issuance and sale of 1,400,285 shares of our common stock in April 2020 resulting in gross proceeds to us of $245,050; (ii) the issuances in April 2020 and May 2020 of an aggregate of 1,800,000 shares of our common stock upon the conversion of an aggregate of $315,000 of convertible notes; (iii) the issuance and sale in June 2020 of 12,222,222 shares of our common stock resulting in gross proceeds to us of $5,500,000; and (iv) the vesting of restricted stock units of 269,281 shares. After giving effect to (x) these pro forma issuances, and (y) the sale of shares of our common stock at the offering price of $ per share in this offering, our pro forma as adjusted net tangible book value of our common stock as of March 31, 2020 would have been approximately $ , or approximately $ per share of outstanding common stock. This amount represents an immediate increase in net tangible book value of $ per share of our common stock to our existing common shareholders and an immediate dilution of $ per share of our common stock to new investors purchasing common stock in this offering, as illustrated in the following table:

Public offering price per common share	$
Historical net tangible book value per share as of March 31, 2020	$0.19
Decrease in net tangible book value per share attributable to pro forma adjustments	$0.01
Pro forma net tangible book value per share of common stock before this offering as of March 31, 2020	$0.18
Increase in pro forma net tangible book value per share of common stock attributable to this offering	$
Pro forma as adjusted net tangible book value per share of common stock after giving effect to this offering	$
Dilution per share of common stock to new investors in this offering	$

The foregoing table does not take into account the exercise of outstanding options having a per share exercise price less than the per common share offering price to the public in this offering, or the vesting of outstanding restricted stock units.

The foregoing table is based on 60,353,033 shares of common stock outstanding as of March 31, 2020, including 376,527 treasury shares and 54,030 shares held by a subsidiary, and excludes the following shares:

●	14,498 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.23 per share;

●	2,256,659 shares of our common stock underlying outstanding restricted stock units;

●
6,769,072 additional shares of our common stock reserved for future issuance under our 2017 Equity Compensation Plan (although effective with this offering we have suspended any future grants of shares of our common stock under the plan and unreserved such shares under the plan until such time as determined by the board of directors);

●	236,776 additional shares of our common stock issuable pursuant to grants made under our equity director’s plans; and

●
1,800,000 shares of our common stock required which were then reserved for future issuance in accordance with the terms and conditions of convertible notes which were subsequently converted in April 2020 and May 2020.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2020:

●	on an actual basis;
●
on a pro forma basis to give effect to (i) the issuance and sale of 1,400,285 shares of our common stock in April 2020 resulting in gross proceeds to us of $245,050; (ii) the issuances in April 2020 and May 2020 of an aggregate of 1,800,000 shares of our common stock upon the conversion of an aggregate of $315,000 of convertible notes; and (iii) the issuance and sale in June 2020 of 12,222,222 shares of our common stock resulting in gross proceeds to us of $5,500,000; and (iv) the vesting of restricted stock units of 269,281 shares, and

●
on a pro forma as adjusted basis to give effect to the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us, but giving no effect to the exercise of the over-allotment option

This capitalization table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended March 31, 2020 as filed with the SEC on May 15, 2020, and other financial information included and incorporated by reference in this prospectus supplement.

	As of March 31, 2020
	Actual	Pro Forma (unaudited)	Pro Forma As Adjusted (unaudited)
Cash and cash equivalents	$470,807	$5,734,333	$

Preferred stock, authorized 500,000 shares, $0.001 par value; no shares issued and outstanding	-	-	-
Common stock, authorized 100,000,000 shares, $0.001 par value; 60,729,560 shares issued and 60,353,033 shares outstanding, 76,421,348 shares issued and 76,044,821 shares outstanding, and shares issued and shares outstanding, respectively	60,730	76,422
Additional paid-in capital	146,698,348	151,946,183
Accumulated deficit	(133,783,237)	(133,783,237)	(133,783,237)
Treasury stock at cost – 376,527 shares	1,396,559	1,396,559	1,396,559
Total stockholders’ equity	11,579,282	16,842,809
Total capitalization	$11,579,282	$16,842,809	$
————————

The foregoing table is based on 60,353,033 shares of common stock outstanding as of March 31, 2020, including 376,527 treasury shares and 54,030 shares held by a subsidiary, and excludes the following shares:

●	14,498 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.23 per share;

●	2,256,659 shares of our common stock underlying outstanding restricted stock units;

●
6,769,072 additional shares of our common stock reserved for future issuance under our 2017 Equity Compensation Plan (although effective with this offering we have suspended any future grants of shares of our common stock under the plan and unreserved such shares under the plan until such time as determined by the board of directors);and

●	236,776 additional shares of our common stock issuable pursuant to grants made under our equity director’s plans.

●
1,800,000 shares of our common stock required which were then reserved for future issuance in accordance with the terms and conditions of convertible notes which were subsequently converted in April 2020 and May 2020.

DIVIDEND POLICY

 We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends subject to compliance with applicable Nevada law. Even if our board of directors decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

UNDERWRITING

We have entered into an underwriting agreement dated                    with A.G.P./Alliance Global Partners (“AGP”), as representative of the several underwriters, with respect to the securities being offered hereby. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter and the underwriter has agreed to purchase from us, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, shares of our common stock.

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and the underwriter has agreed to purchase from us, the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
A.G.P./Alliance Global Partners
Total

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock offered by this prospectus supplement is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

Underwriting Discounts, Commissions and Expenses

We have agreed to sell the shares to the underwriter at the offering price of $ per share of common stock, which represents the public offering price of the shares set forth on the cover page of this prospectus supplement, less the applicable 7% underwriting discount.

The underwriter has advised us that it proposes to offer the shares of common stock at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ per share of common stock. The underwriter may allow, and certain dealers may reallow, a discount from the concession not in excess of $ per share of common stock to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to its right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which they exercise discretionary authority.

We have also agreed to reimburse the underwriter for accountable legal expenses not to exceed $50,000 and non-accountable expenses not to exceed $15,000. We estimate that expenses payable by us in connection with this offering, including reimbursement of the underwriter’s out-of-pocket expenses, but excluding the underwriting discount referred to above, will be approximately $115,000.

The following table shows the underwriting discounts and commissions payable to the underwriter by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriter):

	Per Share	Total Without Over-Allotment	Total With Over-Allotment
Public offering price
Underwriting discounts and commissions
Proceeds, before expenses, to us

Over-allotment Option

Pursuant to the underwriting agreement, we have granted the underwriter an option, exercisable for up to 45 days from the date of this prospectus supplement, to purchase up to additional shares of common stock at the public offering price set forth on the cover page hereto, less the underwriting discounts and commissions. The underwriter may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriter will offer these shares of common stock on the same terms as those on which the other shares are being offered.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-up Agreements

In connection with this offering, we, along with our directors and executive officers have agreed with the underwriter that for a 90-day “lock-up” period, commencing from the date of this prospectus supplement, subject to specified exceptions, without the prior written consent of the underwriter, we and they will not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriter.

Price Stabilization, Short Positions and Penalty Bids

Rules of the SEC may limit the ability of the underwriter to bid for or purchase securities before the distribution of the securities is completed. However, the underwriter may engage in the following activities in accordance with the rules:

●
Stabilizing transactions: The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

●
Syndicate covering transactions: The underwriter may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional shares of common stock, if applicable. The underwriter may close out any covered short position either by exercising its over-allotment option, if applicable, or by purchasing shares in the open market. To determine how it will close the covered short position, the underwriter will consider, among other things, the price of shares of common stock available for purchase in the open market, as compared to the price at which it may purchase shares of common stock through the over-allotment option, if applicable. Naked short sales are short sales in excess of the over-allotment option, if applicable. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of the shares of common stock that could adversely affect investors who purchase shares of common stock in this offering.

●
Penalty bids: If the underwriter purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriter and selling group members who sold those shares of common stock as part of this offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our shares of common stock may have the effect of raising or maintaining the market price of our shares of common stock or preventing or mitigating a decline in the market price of our shares of common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares of common stock if it discourages resales of the shares.

Passive Market Making

In connection with this offering, the underwriter and any selling group members may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus supplement in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. In the 180 days prior to the date of this prospectus supplement, we have paid the underwriter $385,000 in cash in compensation and reimbursed the underwriter $65,000 for certain expenses, in each case in connection with our June 2020 offering of common stock.

Selling Restrictions

This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any securities or have in its possession, distribute or publish any prospectus supplement, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●
to legal entities which are qualified investors as defined under the Prospectus Directive;

●
by the underwriters to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

●
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our common stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (1) the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in each Relevant Member State and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common stock in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. This document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents relating to Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

LEGAL MATTERS

Pearlman Law Group LLP, Fort Lauderdale, Florida will provide us with an opinion as to certain legal matters in connection with the shares of common stock offered hereby. The representative of the underwriters is being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our corporate website address is www.inuvo.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on May 12, 2020, as amended on Form 10-K/A as filed with the SEC on June 22, 2020;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2020 as filed with the SEC on May 15, 2020;

●
our Current Reports on Form 8-K as filed with the SEC on March 17, 2020, March 20, 2020, March 26, 2020, March 27, 2020, March 30, 2020, April 1, 2020, April 2, 2020, May 1, 2020, June 4, 2020, June 8, 2020 and July 1, 2020; and

●	the description of our common stock contained in the registration statement on Form 8-A as filed with the SEC on February 28, 2005.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

Inuvo, Inc.
500 President Clinton Boulevard
Suite 300
Little Rock, Arkansas 72201
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.inuvo.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

PROSPECTUS
$25,000,000

Inuvo, Inc.

COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

We may offer and sell up to $25,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NYSE American LLC under the symbol “INUV.” The last reported sale price of our common stock on June 11, 2020 was $0.82 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $68,216,930 based on 75,399,139 shares of common stock outstanding, of which 63,754,140 shares are held by non-affiliates, and a per share value of $1.07 based on the closing price of our common stock on the NYSE American on June 10, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus, we have offered and sold $11,824,100 of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves various risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2020

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at www.inuvo.com as set forth under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context otherwise indicates, when used herein, the terms “Inuvo” “we,” “us”, “our” and similar terms refer to Inuvo, Inc., a Nevada corporation, and our subsidiaries. In addition, “2018” refers to the year ended December 31, 2018, "2019" refers to the year ended December 31, 2019, and "2020" refers to the year ending December 31, 2020.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read our filings on the SEC’s website at www.sec.gov or on our corporate website at www.inuvo.com. The information on our corporate website is not incorporated by reference into and is not made a part of this prospectus.

We have filed a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” with the SEC with respect to the securities to be sold by pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

Our corporate website is located at www.inuvo.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

OUR COMPANY
Our Company

Inuvo is a technology company that develops and sells information technology solutions for marketing. These platforms predictively identify and message online audiences for any product or service across devices, channels and formats, including video, mobile, connected TV, display, social and native. These capabilities allow Inuvo’s clients to engage with their customers and prospects in a manner that drives engagement from the first contact with the consumer. Inuvo facilitates the delivery of hundreds of millions of marketing messages to consumers every single month and counts among its clients numerous world-renowned names in industries that have included retail, automotive, insurance, health care, technology, telecommunications and finance. Inuvo has contractual relationships with three clients who collectively manage over 50% of all U.S. digital advertising spend.

Inuvo’s solution incorporates a proprietary form of artificial intelligence, or AI, branded the IntentKey. This sophisticated machine learning technology uses interactions with Internet content as a source of information from which to predict consumer intent. The AI includes a continually updated database of over 500 million machine profiles which Inuvo utilizes to deliver highly aligned online audiences to its clients. Inuvo earns revenue when consumers view or click on its client’s messages. Inuvo’s business scales through account management activity with existing clients and by adding new clients through sales activity.

As part of Inuvo’s technology strategy, it owns a collection of websites including alot.com and earnspendlive.com, where Inuvo creates content in health, finance, travel, careers, auto, education and living categories. These sites provide the means to test Inuvo’s technologies, while also delivering high quality consumers to clients through the interaction with proprietary content in the form of images, videos, slideshows and articles.

There are many barriers to entry associated with Inuvo’s business model, including a proficiency in large scale information processing, predictive software development, marketing data products, analytics, artificial intelligence, integration to the internet of things (IOT), and the relationships required to execute within the IOT. Inuvo’s intellectual property is protected by 17 issued and eight pending patents.

Corporate information

We were incorporated in Nevada as a corporation on October 29, 1987. Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72210, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. We maintain a corporate website at www.inuvo.com . Except as specifically set forth herein, the information which appears on our website at s not part of the prospectus or this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

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our history of losses, declining revenues and working capital deficit;
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our ability to continue as a going concern;
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the known and unknown impact of the Covid-19 pandemic on our company;
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our ability to maintain our credit facility;
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our reliance on revenues from a limited number of customers;
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seasonality of our business which impacts our financial results and cash availability;

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dependence on our supply partners;
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our ability to acquire traffic in a profitable manner;
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failure to keep pace with technology changes;
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impact of possible interruption in our network infrastructure;
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dependence on our key personnel;
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regulatory and legal uncertainties;
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failure to comply with privacy and data security laws and regulations;
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third party infringement claims;
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publishers who could fabricate fraudulent clicks;
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our ability to continue to meet the NYSE American continued listing standards;
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the impact of quarterly results on our common stock price; and
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dilution to our stockholders upon the exercise of outstanding common stock options and restricted stock unit grants.

We urge you to consider these factors before investing in our common stock. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. Our business, financial position, results of operations, liquidity or prospects could also be adversely affected by any continuing adverse impact of the Covid-19 pandemic on our company which we are presently unable to predict. These risks could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Information.”

USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sales of securities offered by this prospectus for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our results of operations in future periods. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends subject to compliance with applicable Nevada law. Even if our board of directors decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 100,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of blank check preferred stock, par value $0.001 per share. At June 11, 2020, there were 75,399,139 shares of common stock and no shares of preferred stock issued and outstanding. The number of outstanding shares of our common stock at June 9, 2020 excludes 376,527 treasury shares and 54,030 shares held in the name of one of our subsidiaries.

Common stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Options and restricted stock units

At June 11, 2020 awards for 2,414,246 shares of our common stock were outstanding, including 14,498 shares of our common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $1.23 per share and 2,399,748 shares of our common stock underlying outstanding restricted stock units.

Transfer agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

NYSE American LLC listing

Our common stock is listed on the NYSE American LLC under the symbol “INUV.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
●	whether the units will be issued in fully registered or global form; and
●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” above will apply to each unit and to each security included in each unit, respectively.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in any applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in any applicable prospectus supplement, the global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by any applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE American LLC or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Underwriters may engage in passive market making transactions in the securities in accordance with Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Pearlman Law Group LLP, Fort Lauderdale, Florida, will pass upon certain legal matters relating to the issuance and sale of the common stock, preferred stock, warrants and units offered hereby on behalf of Inuvo. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of income, stockholders’ equity and cash flows for the years ended December 31, 2019 and 2018 incorporated by reference in the registration statement of which this prospectus is a part have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC on May 12, 2020;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2020 as filed with the SEC on May 15, 2020;

●
our Current Reports on Form 8-K as filed with the SEC on March 17, 2020, March 20, 2020, March 26, 2020, March 27, 2020, March 30, 2020, April 1, 2020, April 2, 2020, May 1, 2020, June 4, 2020 and June 8, 2020; and

●	the description of our common stock contained in the registration statement on Form 8-A as filed with the SEC on February 28, 2005.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

Inuvo, Inc.
500 President Clinton Boulevard
Suite 300
Little Rock, Arkansas 72201
Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.inuvo.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

$25,000,000

COMMON STOCK, PREFERRED STOCK,

WARRANTS OR UNITS

PROSPECTUS

June 25, 2020

                            Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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Sole Book-Running Manager
 A.G.P.

July , 2020